UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

PALISADE BIO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box ):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PALISADE BIO, INC.

7750 El Camino Real, Suite 2A

Carlsbad, California 92009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 8, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Palisade Bio, Inc., a Delaware corporation (the “Company”), to be held on the 8th day of July, 2024, at 10:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/PALI, where you will be able to listen to the meeting live, submit questions and vote. You will need to register at www.proxydocs.com/PALI in order to attend the Annual Meeting virtually. You will need to have the 12-digit control number which is included in the Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card or on the instructions that accompanied your proxy materials to join the virtual Annual Meeting. You will not be able to attend the meeting in person. As always, we encourage you to vote your shares prior to the Annual Meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (“Proxy Statement”):

1.	To elect three directors to hold office until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”

2.	To ratify the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We refer to this proposal as the “Auditor Ratification Proposal” or “Proposal 2.”

3.	To conduct any other business properly brought before the Annual Meeting.

We have elected to provide electronic access to our Annual Meeting proxy materials, which include the Proxy Statement accompanying this notice, in lieu of mailing printed copies. On or about May 25, 2024, we expect to mail to our stockholders the Notice containing instructions on how to access our Proxy Statement and our Annual Report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”).

The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. Our Proxy Statement and 2023 Annual Report can be accessed directly at the Internet address www.proxydocs.com/PALI using the control number located on your Notice, and also on your proxy card or voting instruction form, as applicable, if you have received printed proxy materials.

The record date for the Annual Meeting is May 16, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You will not be able to attend the Annual Meeting in person.

By Order of the Board of Directors

/s/ Donald Williams
Donald Williams
Chairman
May 22, 2024

You are cordially invited to virtually attend the Annual Meeting online. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online, you may vote via telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the instructions printed on your proxy card.

Even if you have voted by proxy, you may still vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

PALISADE BIO, INC.

7750 El Camino Real, Suite 2A

Carlsbad, California 92009

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HOLD ON JULY 8, 2024

Our Board of Directors (“Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Palisade Bio, Inc., a Delaware corporation (sometimes referred to as “we,” “us,” the “Company” or “Palisade”) to be held virtually, via a live interactive audio webcast at www.proxydocs.com/PALI, on July 8, 2024, at 10:00 a.m. Pacific Time, subject to any adjournment or postponement thereof.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement (“Proxy Statement”) and our Annual Report for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), to our stockholders primarily via the internet. On or about May 25, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that will serve as notice of the Annual Meeting and will contain instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials.

Only stockholders of record at the close of business on May 16, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 936,402 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting during normal business hours at our headquarters in Carlsbad, California. If you would like to schedule a time to examine our list of stockholders, please contact us at least two days in advance at ir@palisadebio.com to schedule a time.

On April 5, 2024, we effected a 1-for-15 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each of our shareholders received one new share of our common stock for every 15 shares such shareholder held immediately prior to the effective time of the Reverse Stock Split. Unless otherwise noted, all common stock shares, common stock per share data and shares of common stock underlying convertible preferred stock, restricted stock units, stock options and common stock warrants included in this Proxy Statement, including the exercise price of such equity instruments, as applicable, have been retrospectively adjusted to reflect the effect of the Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 25, 2024 to all stockholders entitled to vote at the Annual Meeting.

Where and when is the Annual Meeting?

The Annual Meeting will be held virtually via live webcast on July 8, 2024, at 10:00 a.m. Pacific Time. There will be no physical meeting location. You will not be able to attend the Annual Meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

●	You must register in advance at www.proxydocs.com/PALI. Upon completing your registration, you will receive further instructions via email, including your link that will allow you access to the meeting.

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●	To enter the meeting, you must register in advance using your 12-digit control number, which is available on your proxy card or Notice. Upon completing registration, you will receive further instructions via email, including your link that will allow you to access the meeting.

●	If you do not have your 12-digit control number, you will not be able to register to attend the meeting.

●	Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/PALI.

Stockholders who properly register to attend the Annual Meeting will receive an email approximately one hour before the Annual Meeting with instructions and a link to attend the Annual Meeting. We recommend that you log in a few minutes before 10:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting is called to order. The information on our website is not incorporated by reference into this Proxy Statement or our 2023 Annual Report. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number proxy to vote.

If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy card.

What if I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

On the day of the Annual Meeting, if you encounter any difficulties assessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

Who can vote at the Annual Meeting?

Voting Shares

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 936,402 shares of common stock outstanding and entitled to vote.

Non-Voting Shares

As of the Record Date, we also had 200,000 shares of Series A 4.5% Convertible Preferred Stock (which are currently convertible into an aggregate of 8 shares of common stock) outstanding. Shares of the Series A 4.5% Convertible Preferred Stock are not entitled to vote with respect to the matters described in this Proxy Statement.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

There are two proposals being presented for stockholder vote:

1.	To elect three directors to hold office until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. We refer to this proposal as the “Director Election Proposal” or “Proposal 1.”

2.	To ratify the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We refer to this proposal as the “Auditor Ratification Proposal” or “Proposal 2.”

3.	To conduct any other business properly brought before the Annual Meeting.

What if another matter is properly brought before the Annual Meeting?

We currently know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in this Proxy Statement and in the proxy card to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, over the telephone, through the internet or using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

●	VOTE BY PHONE: To vote over the telephone, dial toll-free 1-866-243-5513, using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the proxy card.

●	VOTE BY INTERNET: You may vote at www.proxypush.com/PALI to complete an electronic proxy card. You will be asked to provide the control number from the proxy card.

●	VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope we have provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you directed.

●	VOTE DURING THE ANNUAL MEETING: To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.proxydocs.com/PALI, starting at 9:30 a.m. Pacific Time on July 8, 2024. Stockholders who register in advance to attend the Annual Meeting will be able to vote during the meeting until the polls are declared closed. The 12-digit control number is required to register.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote online at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. You must register using your control number at www.proxydocs.com/PALI and follow the instructions you receive.

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We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the internet, by telephone, by using a printed proxy card or by submitting a ballot online during the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the internet, or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “For” the Director Election Proposal and “For” the Auditor Ratification Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. If the Annual Meeting is adjourned, continued, or postponed, the proxyholder may vote the shares at the adjourned, continued or postponed meeting as well, unless you have properly revoked your voting instructions, as described herein.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules of the NYSE applicable to brokers and agents, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, we believe that your broker or nominee will not be permitted to vote your shares on the Director Election Proposal (Proposal 1); but will be permitted to vote shares on the Auditor Ratification Proposal (Proposal 2). However, this remains subject to the final determination from the NYSE regarding which of the proposals are “routine” or “non-routine.”

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, dealer or other agent by the deadline provided in the materials you receive from your broker, bank, dealer or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. As of the date of this Proxy Statement, we have not engaged any proxy solicitor and do not anticipate engaging one.

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What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to Palisade Bio, Inc., Attn: Corporate Secretary, 7750 El Camino Real, Suite 2A, Carlsbad, California 92009.

●	You may vote during the Annual Meeting which will be hosted via the Internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting online.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

With respect to the Director Election Proposal (Proposal 1), stockholders do not affirmatively vote “Against” nominees. Instead, if you do not want to vote for a particular nominee, you should choose to “Withhold” a vote in favor of the applicable nominee for director.

With respect to the Auditor Ratification Proposal (Proposal 2), the inspector of elections will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Abstentions will have no effect on Proposal 1.

As described below, for all of the Proposals, broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total, assuming that a quorum is obtained.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares on such matters. These unvoted shares are counted as “broker non-votes.” If received, broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for all proposals.

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How many votes are needed to approve each proposal?

●	Proposal 1 – For the Director Election Proposal, the three nominees receiving the most “For” votes from the holders of shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Only votes “For” or “Withhold” will affect the outcome. Broker non-votes, if any, will have no effect.

●	Proposal 2 – Approval of the Auditor Ratification Proposal will require the affirmative vote of the majority of shares present in remote communication or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third (1/3) of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. On the Record Date, May 16, 2024, there were 936,402 shares outstanding and entitled to vote. Thus, the holders of 312,134 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting online or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), your proposal must be submitted in writing by January 24, 2025 to: Secretary of Palisade Bio, Inc., 7750 El Camino Real, Suite 2A, Carlsbad, California 92009. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s 2025 Annual Meeting, you must do so between March 10, 2025, and April 9, 2025. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, no later than April 9, 2025.

In the event that we hold our 2025 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

●	the 10th day following the day on which notice of the meeting date is mailed, or

●	the 10th day following the day on which public disclosure of the meeting date is made.

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If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The information in the following table is calculated based on 936,402 shares of our common stock outstanding as of May 16, 2024.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after May 16, 2024, including upon the exercise of common stock purchase options or warrants.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Armistice Capital, LLC (2)	94,484	9.99%
Directors and Named Executive Officers
Thomas Hallam, Ph.D. (3)	56	*
Donald Williams (4)	3,232	*
Binxian Wei (5)	1,169	*
J.D. Finley (6)	19,874	2.09%
Michael Dawson, M.D. (7)	20	*
Herbert Slade, MD FAAAAI (8)	-	*
Robert McRae (9)	304	*
Mitchell Jones, M.D., Ph.D. (10)	6,741	*
All directors and executive officers as a group (8 persons) (11)	31,396	3.28%

*	Represents less than one percent

(1)	Except as otherwise indicated in the footnotes to this table, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Forms 4, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock underlying options, warrants, restricted stock units, and convertible securities that are currently exercisable or exercisable within 60 days of May 16, 2024 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, warrants, restricted stock units, or convertible securities, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on 936,402 shares of common stock outstanding on May 16, 2024, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of the beneficial owner is c/o Palisade Bio, Inc. 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009.

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(2)	Includes (i) 85,100 shares of common stock and 9,384 common shares underlying prefunded warrants that have a beneficial ownership limitation of 9.99%. The amounts exclude an additional 1,560,975 common shares underlying warrants consisting of (i) 1,040,217 common stock warrants with a 4.99% ownership limitation and (ii) 520,758 prefunded warrants with a 9.99% beneficial ownership limitation, based off internal records of Company regarding ownership of Armistice Capital, LLC. The Address of beneficial owner is 510 Madison Avenue, 7th Floor, New York, NY 10022

(3)	Includes (i) 2 shares of common stock and (ii) 54 shares of common stock underlying common stock purchase warrants. Dr. Hallam ceased to be an officer and director of the Company effective October 11, 2022.

(4)	Includes (i) 2,000 shares of common stock, (ii) 340 shares of common stock underlying restricted stock units (RSUs) held by Mr. Williams, and (iii) 892 shares of common stock underlying stock options.

(5)	Includes (i) 2 shares of common stock, (ii) 465 shares of common stock underlying RSUs held by Mr. Wei, and (iii) 702 shares of common stock underlying stock options.

(6)	Consists of (i)(a) 6,771 shares of common stock held by Mr. Finley, (b) 134 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. Finley, (c) 7,068 shares of common stock underlying RSUs held by Mr. Finley, (d) 5,848 shares of common stock underlying options held by Mr. Finley, (ii)(a) 51 shares of common stock held by FCW Investments LLC, and (b) 2 shares of common stock underlying warrants held by FCW Investments, LLC. The address for FCW Investments LLC is 19 Cherrymoor Dr, Englewood, CO 80113. Does not include 2,166 performance stock units (PSUs), which vest based on volume weighted average trading price of the Company’s common stock.

(7)	Includes 20 shares of common stock. Dr. Dawson ceased to be an officer of the Company effective October 11, 2022.

(8)	Dr. Slade was appointed to serve as our Chief Medical Officer on November 17, 2022 and ceased to be our Chief Medical Officer on September 5, 2023.

(9)	Includes (i) 289 shares of common stock held by Mr. McRae, and (ii) 15 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants held by Mr. McRae. Mr. McRae was appointed to serve as our Chief Operating Officer (“COO”) on February 2, 2023. Effective May 15, 2023, Mr. McRae transitioned from the Company’s COO to an executive strategic consultant. For his services as a consultant, Mr. McRae received monthly compensation of $4,000. Mr. McRae’s service to the Company as a consultant terminated on January 15, 2024.

(10)	Dr. Jones was appointed to serve as our Chief Operating Officer on September 5, 2023. Includes (i) 833 shares of common stock held by Dr. Jones, (ii) 4,290 shares of common stock underlying restricted stock units held by Dr. Jones, and (iii) 1,618 shares of common stock underlying options held by Dr. Jones.

(11)	Includes the securities described in footnotes (3)-(10) above.

*	Represents less than one percent

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our directors and executive officers and their ages, positions, and biographies as of May 16, 2024 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Position	Age	Position Since
Named Executive Officers
J.D. Finley	CEO, CFO, Director	66	2021
Mitchell Jones, MD	Chief Medical Officer	46	2023
Independent Directors
Donald Williams	Director	65	2021
Margery Fischbein	Director	68	2024
Binxian Wei	Director (Series A Preferred)	54	2019

J.D. Finley, has served as the Company’s Chief Financial Officer since April 2021 and Chief Executive Officer since October 2022. He was appointed to our Board in February 2023. Previously, Mr. Finley served as Leading Biosciences, Inc’s (the Company’s wholly owned subsidiary and predecessor company) Chief Financial Officer since January 2017 and as a member of board of directors of Leading Biosciences, Inc. (the “LBS Board”) since December 2014. Prior to joining Leading Biosciences, Inc., Mr. Finley was Chief Executive Officer of PointAcross, Inc., a marketing company, from January 2016 to January 2017. Mr. Finley previously co-founded Proteus Capital Partners, Inc., a firm specializing in providing financing for a variety of businesses, and was CFO at Phillips Capital, a broker/dealer firm specializing in private debt and equity capital raises. From March 2011 to June 2012 Mr. Finley was Executive Vice President, and from June 2012 to April 2014, Mr. Finley was President of Goldmail. Mr. Finley received a B.A. in business administration from Boise State University and an M.S. in Taxation from the University of Denver. The Board believes Mr. Finley’s experience and familiarity with the company, its operations and the life science industry qualify him to serve on the Board.

Mitchell Jones, M.D., Ph.D., has served as the Company’s Chief Medical Officer since September 2023. Dr. Jones has over 16 years of medical and pharmaceutical experience directing translational and clinical activities for therapeutic product candidates in inflammatory bowel disease, metabolic disease, hepatic infectious disease, and oncology. During his career, Dr. Jones has served in a number of positions related to the strategy and development of novel therapies. From November 2022 until joining the Company, Dr. Jones served as VP, Corporate Development and Strategy for Chemomab, Inc. (Nasdaq: CMMB), a clinical stage biotechnology company focused on fibro-inflammatory diseases. Additionally, since November 2022, he has served as a consultant for Novome Biotechnologies, Inc. and xBiome, Inc., both with development programs in inflammatory bowel disease. Additionally, from August 2020 through November 2022, Dr. Jones served as VP, Clinical Discovery and Development for Finch Therapeutics Group, Inc. (Nasdaq: FNCH), a company focused on developing immune modulating therapies including for serious GI infection and inflammatory bowel disease. From May 2015 through July 2020, Dr. Jones served as VP, Translational and Clinical Development for Biora Therapeutics, Inc. (Nasdaq: BIOR), a company focused on the development of targeted and local acting immune modulating therapies for the treatment of inflammatory bowel disease, where he assisted in securing over $100 million in investor capital. Dr. Jones holds a BS in Physiology, a Master of Biomedical Engineering, a Doctor of Medicine, and a Doctor of Biomedical Philosophy, all from McGill University in Canada.

Donald Williams, has served as a member of the Board since April 2021 and became chairman of the Board in February 2024. Previously, Mr. Williams served on the LBS board of directors since May 2019. Mr. Williams has also served as a member of the board of directors of Akari Therapeutics PLC since June 2016, a member of the board of directors of Forte Biosciences, Inc. since 2020, and a member of the board of directors of ImpediMed, Inc. from 2017 until 2023. From 2014 to 2019, Mr. Williams was a member of the board of directors of Adhera Therapeutics, Inc. From 2015 to 2021, Mr. Williams served as a member of the board of directors of Alphatec Spine, Inc. From 2007 to 2014, Mr. Williams was a Partner and the National Life Sciences Leader for Grant Thornton LLP, and spent over 20 years as a partner at Ernst & Young LLP. From 2001 to 2014, Mr. Williams served on the board of directors of the San Diego Venture Group, during which time he also served as the group’s president and chairman. Mr. Williams was also a founding member of the Young VCs of Southern California. Mr. Williams received a B.A. in accountancy from Southern Illinois University and completed the director education and certification program at the University of California, Los Angeles Anderson School of Business. The Board believes Mr. Williams’ experience as a board member and public accountant in the life sciences industry qualifies him to serve on the Board.

Margery Fischbein, has served as a member of the Board since May 2024. Ms. Fischbein has been a Managing Director, Healthcare, at Cassel Salpeter & Co., an independent investment banking firm, since January 2020. Previously, from 2017 through 2019, Ms. Fischbein was Managing Director, Healthcare Investment Banking, at Seaport Global. She also serves on the Board of CytoDel Inc., a private biotechnology company. Ms. Fischbein received a BA degree in economics from Harvard University and an MBA from Harvard Business School. She is a Board Member Emeritus of the Harvard Business School Club of New York. The Board believes that Ms. Fischbein’s experience in investment banking and the healthcare industry qualifies her to serve on the Board.

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Binxian Wei, has served as a member of the Board since February 2019. Mr. Wei has been the V.P. of Darsheng Trade & Tech. Development Co, Ltd. (a subsidiary to Tianjin Tiayo Pharmaceutical Co., Ltd.) since 2015. Mr. Wei is responsible for API and finished dosage marketing for Chinese pharmaceutical companies. From 2008 through 2010, he worked as a business development manager for Sakai Trading. Mr. Wei received a master’s degree in mathematical & computer sciences from Colorado School of Mines, a master’s degree and B.S. in chemical engineering from Tianjin University in China. Binxian Wei was appointed as the director representative of the Series A 4.5% Convertible Preferred Stock by Tianjin Pharmaceuticals Group International Holdings Co., LTD, the sole holder of Palisade’s outstanding Series A 4.5% Convertible Preferred Stock. The Board believes Mr. Wei’s experience as a board member and pharmaceutical experience qualify him to serve on the Board.

Board of Directors

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The holder of our Series A 4.5% Convertible Preferred Stock has the right to appoint one member of the Board.

The Board presently has four (4) members. Effective February 29, 2024, we amended our bylaws to remove the classified board structure. Accordingly, all of our directors’ terms, except for the director appointed by the Series A Preferred Stock, expire in 2024 and thereafter, on an annual basis. Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Our Board is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require its approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Board Meetings

During 2023, the Board held seven (7) meetings (including regularly scheduled and special meetings) and acted through unanimous written consent three (3) times. Except for Robert Trenschel and Stephanie Diaz (each of whom resigned in February 2024), who each attended approximately 71% of all Board meetings, all of our directors then serving, attended at least 75% of all meetings of the general Board and each respective committee on which such director serves during the year ended December 31, 2023. The Board currently holds regularly scheduled meetings and calls for special meetings or acts through unanimous written consents as necessary. Meetings of the Board may be held in-person, virtually or telephonically. Directors are expected to attend all board meetings and meetings of the committees of the board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties. As required under applicable Nasdaq listing standards, in 2023, our independent directors met five (5) times in scheduled executive sessions at which only independent directors were present. Information with regard to committee meetings and written consent is provided for below in the section of this Proxy Statement entitled “Committees.” Although attendance of meetings is encouraged, we do not have a formal policy regarding attendance by directors at board and committee meetings.

Attendance at 2023 Annual Meeting

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors and nominees for director to attend. All of our directors attended the annual meeting of stockholders in 2023.

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Independent Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of (i) Mr. Williams, (ii) Mr. Wei, and (iii) Ms. Fischbein are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of May 16, 2024)
Total Number of Directors	4

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

For more information on how the Governance and Nominating Committee considers diversity, refer to “Directors, Executive Officers and Corporate Governance—Governance and Nominating Committee.”

Board Leadership Structure

The Board has an independent chair, Mr. Williams, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

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Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of cybersecurity risk management. Our Governance and Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Stockholder Communications with the Board of Directors

We have adopted a formal process for stockholder communications with our independent directors. Individuals wanting to communicate with our directors are invited to communicate with the non-management members of the Board by sending correspondence to the Board, c/o Corporate Secretary, Palisade Bio, Inc., 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009. These communications will be reviewed by the Secretary of Palisade, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics policy or reported or on our Ethics Point whistleblower hotline that relate to questionable accounting or auditing matters will be promptly and directly forwarded to the Audit Committee, at the discretion of our compliance officer.

Code of Ethics

We have adopted the Palisade Bio, Inc. Code of Business Conduct and Ethics, or Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.palisadebio.com by clicking on “Investors & News”), then clicking “Corporate Governance” then “Governance Documents”. The information on our website is not incorporated by reference into this Proxy Statement or our 2023 Annual Report. If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees, and the Company itself. A copy of the policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 22, 2023.

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Hedging Policy

As part of our insider trading policy, no officer, director, other employee or consultant or any family members of such persons who reside with them, anyone else who lives in their households or any family members of such persons who do not live in their households but whose transactions in the Company’s securities are directed by, or subject to, the influence or control of such persons may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our common stock at any time. In addition, no officer, director, other employee or consultant may margin, or make any offer to margin, any of our common stock, including without limitation, borrowing against such stock, at any time.

*	The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table provides, as of May 16, 2024, membership information for each of the Board committees:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Donald A. Williams	C	X	C
Binxian Wei	X		X
Margery Fischbein	X	C	X
J.D. Finley (not Independent)

X = Current member of committee

C = Current member and chairperson of the committee

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and assesses the Company’s cyber security risks and assessments; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Mr. Williams (Chair), Ms. Fischbein and Mr. Wei. The Audit Committee met five (5) times and acted through unanimous written consent three (3) times during the year ended December 31, 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Governance Documents”. The information on our website is not incorporated by reference into this Proxy Statement or our 2023 Annual Report.

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The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that Mr. Williams qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Williams’ level of knowledge and experience based on a number of factors, including his formal education and his tenure as a partner at Grant Thornton LLP and his tenure as a partner at Ernst & Young LLP.

Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered accountant firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Donald Williams (Chair)

Margery Fischbein

Binxian Wei.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of two directors: Ms. Fischbein (Chair) and Mr. Williams. The Board has determined that each member of the Compensation Committee is independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards), a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met seven (7) times and acted through unanimous written consent three (3) times during the year ended December 31, 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Governance Documents”. The information on our website is not incorporated by reference into this Proxy Statement or our 2023 Annual Report.

The Compensation Committee of the Board acts on behalf of the Board to review, modify (as needed) or approve (or, if it deems appropriate, making recommendations to the Board regarding) the overall compensation strategy and policies for the Company, including, among other things:

●	reviewing and approving (or, if it deems appropriate, making recommendations to the Board regarding) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the Company’s compensation plans and programs;

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●	evaluating and approving (or, if it deems appropriate, making recommendations to the Board regarding) the compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

●	evaluating (including, if it deems appropriate, with the input of some or all of the other members of the Board) risks associated with and potential consequences of the Company’s compensation policies and practices, as applicable to all employees of the Company, and assessing whether risks and consequences arising from the Company’s compensation policies and practices for its employees, as may be mitigated by any other compensation policies and practices, are reasonably likely to have a material adverse effect on the Company;

●	establishing policies with respect to equity compensation arrangements, with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company; and

●	evaluating the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise furthering the Committee’s policies.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by the SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the year ended December 31, 2023, after taking into consideration the guidance from the SEC and Nasdaq described above, the Compensation Committee engaged Compensia Inc. (“Compensia”) as its compensation consultant. The Compensation Committee identified Compensia based on its general reputation in the industry and experience providing similar services to companies similar to us. The Compensation Committee requested that Compensia:

●	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals (including through a peer group analysis); and

●	assist in refining the Company’s compensation strategy and in developing and implementing executive and non-employee director compensation programs to execute that strategy.

In addition, under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate.

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The Compensation Committee holds one or more meetings during the fourth quarter of the year and the first quarter of the following year to discuss and make recommendations to the Board for annual base salary compensation adjustments, annual bonuses, annual equity awards, and current year corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as equity awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable. The Compensation Committee considered the peer-group analysis from Compensia when making compensation decisions. Based on this analysis, the overall average of the 2023 cash compensation for our named executive officers approximated the 25th percentile of the peer group.

Governance and Nominating Committee

The Governance and Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Governance and Nominating Committee is currently composed of three directors: Mr. Williams (Chair), Ms. Fischbein, and Mr. Wei. Each member of the Governance and Nominating Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards), a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment. The Governance and Nominating Committee met two (2) times and acted through unanimous written consent one (1) time during the year ended December 31, 2023. The Board has adopted a written Governance and Nominating Committee charter that is available to stockholders on our website at www.palisadebio.com by clicking on “Investors & News”, then clicking “Corporate Governance” then “Governance Documents”. The information on our website is not incorporated by reference into this Proxy Statement or our 2023 Annual Report.

The responsibilities of the Governance and Nominating Committee include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	considering the need for and, if necessary, developing and instituting plans or programs for the continuing education of the Board; and

●	developing corporate governance principles to be applicable to the Company.

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The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance and Nominating Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Governance and Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Governance and Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Governance and Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance and Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects candidates for recommendation to the Board by majority vote.

Our Governance and Nominating Committee does not have a formal policy regarding Board diversity. Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Governance and Nominating Committee believes that it is essential that the Board members represent diverse viewpoints.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. The Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: Palisade Bio, Inc., Attn: Corporate Secretary, 7750 El Camino Suite 2A, Carlsbad, California 92009, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must include, among other things, the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

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Based solely on our review of Forms 3, 4 and 5, the following table provides information regarding any of the reports which were filed late during the fiscal year ended December 31, 2023:

Delinquent Section 16(a) Reports

Name of Reporting Person	Type of Report and Number Filed Late	No. of Transactions Reported Late
J.D. Finley	Form 4	1 (1)
Robert McRae	Form 3	1 (2)
J.D. Finley	Form 4	1 (3)
J.D. Finley	Form 4	1 (4)

(1)	Form 4 filed on 1/6/2023.
(2)	Form 3 filed on 2/15/2023.
(3)	Form 4 filed on 8/14/2023.
(4)	Form 4 filed on 12/19/2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Procedures

In 2021, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Certain Related Party Transactions

Other than compensation arrangements for our directors and executive officers, which are described above under the heading “Executive Compensation” and “Director Compensation” and except as set forth below, there were no transactions since January 1, 2021 to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the fiscal years ended December 31, 2023 or 2022; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

●	All references to shares in this section relate to our common stock, par value $0.01 per share (“Common Stock”).

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The proposed or undertaken transactions are:

●	Pursuant to a registered offering in May 2022, we sold an aggregate of 4,862 shares of our common stock, par value $0.01 per share, at a purchase price per share of $412.50 to certain investors. In a concurrent private placement, we also sold purchase warrants to such purchasers to purchase up to 4,865 shares of our common stock at an exercise price of $532.95 per share, the closing bid price of our common stock on May 5, 2022. Altium Growth Fund LP, a holder of greater than 5% of our common stock at the time of purchase, purchased 1,200 shares and 1,200 common stock warrants. The warrants were not exercisable until six months following the date of issuance and expire five and a half years from the date of issuance

●	On August 16, 2022, J.D. Finley, our Chief Executive Officer and Chief Financial Officer participated in the Company’s underwritten offering. Pursuant to the offering, Mr. Finley invested $25,000 in exchange for 133 units at $187.50 per unit consisting of an aggregate of (i) 133 Common Shares, (ii) 133 Series 1 Common Stock purchase warrants and (iii) 133 Series 2 Common Stock purchase warrants. The Series 1 warrants had a term of one year from issuance and expired on August 16, 2023. The Series 2 warrants have a term of five years from issuance. Both Series 1 and Series 2 warrants initially had exercises prices of $187.50 but have been subsequently reduced as a result of adjustments to the exercise prices for future offerings contained in the warrants. As of May 16, 2024, the Series 2 warrants have an exercise price of $6.31 per share.

●	On August 16, 2022, Thomas Hallam, PhD, our former Chief Executive Officer and former member of our Board, participated in the Company’s underwritten offering. Pursuant to the offering, Dr. Hallam invested $10,000 in exchange for 53 units at $187.50 per unit consisting of an aggregate of (i) 53 Common Shares, (ii) 53 Series 1 Common Stock purchase warrants and (iii) 53 Series 2 Common Stock purchase warrants. The Series 1 warrants had a term of one year from issuance and expired on August 16, 2023. The Series 2 warrants have a term of five years from issuance. Both Series 1 and Series 2 warrants initially had exercises prices of $187.50 but have been subsequently reduced as a result of adjustments to the exercise prices for future offerings contained in the warrants. As of May 16, 2024, the Series 2 warrants have an exercise price of $6.31 per share.

●	On October 11, 2022, we entered into a separation agreement with Thomas Hallam, Ph.D., our former chief executive officer and member of its Board whereby the Company and Dr. Hallam agreed to a mutual release of claims in exchange for (i) the payment of an aggregate of $530,000 payable in twelve equal monthly installments, (ii) up to twelve (12) months of continued COBRA coverage, (iii) twelve (12) months of immediate vesting of his outstanding equity grants subject to time based vesting, and (iv) up to six (6) months of virtual job replacement services valued at $3,100. Subsequent to entering into the separation agreement, certain facts and conduct by Dr. Hallam were discovered that excused the Company’s performance under the settlement agreement. As a result, subsequent to paying Dr. Hallam an aggregate of $22,000, we determined that it is not probable that any additional compensation would be due to Dr. Hallam.

●

During the fiscal year ended December 31, 2022, we paid our non-employee directors an aggregate of $475,000 in cash for services on the Board and associated committees. No individual director received more than $115,000 in such fiscal year.

●	On January 3, 2023, we granted J.D. Finley, our Chief Executive Officer and Chief Financial Officer, 349 restricted stock units valued at $20,000. The restricted stock units vested in 4 equal quarterly installments over the grant year. The restricted stock units were issued from the Palisade 2021 Equity Incentive Plan, as amended (“2021 Equity Incentive Plan”).

●	On February 6, 2023, we granted J.D. Finley, our Chief Executive Officer and Chief Financial Officer: (i) an option to purchase 3,812 shares of our common stock valued at approximately $87,853, having an exercise price of $36.00 per share, a term of 10 years, and which vests quarterly over a three year period (ii) 2,780 restricted stock units valued at approximately $100,080 which vests in 12 equal installments quarterly over a three year period, and (iii) 2,166 performance restricted stock units valued at approximately $78,000, which vest (a) 50% when the volume weighted average price of our common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted average price of our common stock over 20 consecutive trading days is $63.75. All of the grants issued to Mr. Finley were issued on a conditional basis, and were subject to the receipt of shareholder approval of the grants, which was received at our annual shareholder meeting held on June 8, 2023.

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●	On February 6, 2023, we granted Robert McRae, our former Chief Operating Officer: (i) an option to purchase 800 shares of common stock valued at approximately $18,431, having an exercise price of $36.00 per share, a term of 10 years, and which vests quarterly over three years (ii) 533 restricted stock units valued at approximately $21,120 which vests in 12 equal installments quarterly over a three year period, and (iii) 1,192 performance restricted stock units valued at approximately $42,960, which vest (a) 50% when the volume weighted average price of our common stock over 20 consecutive trading days is $48.00 and (b) 50% when such volume weighted average price of our common stock over 20 consecutive trading days is $63.75. All of the grants issued to Mr. McRae were issued on a conditional basis, and were subject to the receipt of shareholder approval of the grants, which was received at our annual shareholder meeting held on June 8, 2023.

●	On February 22, 2023, the Compensation Committee amended the Company’s non-employee director compensation policy. For a full discussion of this policy, see the section of this Proxy Statement entitled “Director Compensation”.

●	Pursuant to a registered offering in April 2023, we sold an aggregate of 50,421 shares of our common stock at a purchase price per share of $39.60 to certain institutional and accredited investors. In a concurrent private placement, we also sold (i) 30,349 unregistered shares of common stock, (ii) 70,745 prefunded warrants to purchase common stock with a perpetual term and exercise price of $0.0015 per share, and (iii) 151,519 common stock purchase warrants with a term of five (5) years and an exercise price of $39.60 per share. Armistice Capital LLC, a then holder of greater than 5% of our outstanding common stock pursuant to the ownership of outstanding common stock purchase warrants, purchased (i) 25,210 shares in the registered offering and (ii) in the concurrent private placement: (a) 5,076 unregistered shares of our common stock, (b) 45,471 prefunded warrants, and (c) 75,758 warrants to purchase common stock in exchange for an aggregate of $2,999,930.11.

●	Effective May 15, 2023, Robert McRae, our then Chief Operating Officer (“COO”) transitioned to an executive strategic consultant. Upon the transition, Mr. McRae ceased his duties and responsibilities as COO. For his services, Mr. McRae received ongoing monthly compensation of $4,000 per month until January 15, 2024, when he ceased providing services to the Company and his outstanding equity awards ceased vesting.

●	Effective June 1, 2023, we increased J.D. Finley’s base salary from $490,000 to $542,000 contemporaneous with his appointment from interim CEO to CEO. Additionally, Mr. Finley’s target cash bonus was increased from 45% to 50% of his base salary. Additionally, on June 11, 2023, we granted Mr. Finley: (i) options to purchase 9,899 shares of our common stock with a term of ten (10) years and an exercise price of $24.00 per share, valued at $151,978 on the grant date and (ii) 4,446 restricted stock units valued at $106,720. Each of the options and restricted stock units granted to Mr. Finley vest in twelve (12) equal installments on a quarterly basis over three (3) years. The equity grants were issued from our 2021 Equity Incentive Plan.

●	On September 5, 2023, pursuant to his appointment as Chief Medical Officer, the Company issued Mitchell Jones, M.D., Ph.D. (i) options to purchase 5,000 shares of common stock with a term of ten (10) years and an exercise price of $10.35 per share and (ii) 3,646 restricted stock units. The options vest quarterly over three (3) years from the grant date and the restricted stock units vest as follows: (a) 303 shares on November 6, 2023, and (b) the remaining 3,410 shares vest over eleven (11) equal quarterly periods after the initial vesting date. The options were valued at $33,267 and the restricted stock units were valued at $37,727, respectively from the grant date. The equity grants were issued from the Palisade 2021 Inducement Plan, as amended (“2021 Inducement Plan”).

●	On November 21, 2023, we granted J.D. Finley, our CEO, on a conditional basis until such time as there are sufficient shares available under the 2021 Equity Incentive Plan, which occurred upon the annual evergreen share increase on January 1, 2024: (i) options to purchase 3,000 shares of common stock with a term of ten (10) years and an exercise price of $8.85 per share, valued at $22,114 on the grant date and (ii) 2,533 restricted stock units valued at $22,420. Each of the options and restricted stock units granted to Mr. Finley vest in twelve (12) equal installments on a quarterly basis over three (3) years.

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●	On November 21, 2023, we granted Mitchell Jones, M.D., Ph.D., our Chief Medical Officer, on a conditional basis until such time as there are sufficient shares available under the 2021 Equity Incentive Plan, which occurred upon the annual evergreen share increase on January 1, 2024: (i) options to purchase 2,210 shares of common stock with a term of ten (10) years and an exercise price of $8.85 per share, valued at $16,296 on the grant date and (ii) 1,866 restricted stock units valued at $16,520. Each of the options and restricted stock units granted to Dr. Jones vest in twelve (12) equal installments on a quarterly basis over three (3) years.

●	Between February 8, 2024 and February 9, 2024, James Neal, Stephanie Diaz, Dr. Cristina Csimma, and Dr. Robert Trenschel resigned as members of our Board. Pursuant to their resignation, we agreed to fully vest all of their outstanding equity awards issued on June 11, 2023 and November 21, 2023 and to extend the exercise period of their outstanding options until the expiration of each option. Accordingly, as a result of the vesting, we issued to the former directors, an aggregate of 3,162 of our common stock shares upon vesting of outstanding restricted stock units and extended the exercise period for an aggregate of (i) 2,896 options issued on June 11, 2023 having an exercise price of $24.00 per share and a term of 10 years and (ii) 1,832 options issued on November 21, 2023, having an exercise price of $8.85 per share and a term of 10 years.

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

DIRECTOR COMPENSATION

Board Compensation Arrangements

Current Non-employee Director Compensation Policy

Our Compensation Committee amended the Non-employee Director Compensation Policy (the “Current Director Compensation Policy”) of the Company on February 22, 2023 that is applicable to each member of our Board who is not also serving as an employee or consultant to the Company. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

Cash Compensation

●	an annual cash retainer of $40,000;

●	an additional annual cash retainer of $35,000 for service as chair of the Board;

●	an additional annual cash retainer of $20,000, $15,000, $10,000, and $20,000 for service as chair of the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Strategy and Finance Committee, respectively (the Strategy and Finance Committee was removed as a Committee of our Board in February 2024); and

●	an additional annual cash retainer of $10,000, $7,500, $5,000, and $10,000 for service as a member of the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Strategy and Finance Committee, respectively (not applicable to committee chairs) (the Strategy and Finance Committee was removed as a Committee of our Board in February 2024).

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Equity Compensation

The Compensation Committee of the Board has determined that in lieu of a formal equity compensation policy related to non-employee directors, it will employ an ad hoc policy. Based upon this policy, in addition to the cash compensation that each non-employee director receives, each non-employee director will also be issued equity grants. In determining the size of such grants, the Compensation Committee will review the Company’s market capitalization, equity compensation paid to directors of its peer group companies, and such other factors as the committee may deem appropriate. The goal of such ad hoc policy is to incentivize and retain directors while not causing the excessive dilution that a value-based policy would result in. Ad hoc grants can be in the form of options, Restricted stock units, or a combination thereof.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. J.D. Finley was appointed to the Board on February 2, 2023, but will not participate in any of the foregoing director compensation given his service as an executive officer of the Company.

Compensation During 2023

The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($) *		Option Awards ($) *		Total ($)
James R. Neal (15)	105,000	11,594	(1)	15,635	(2)	132,229
Stephanie C. Diaz (16)	60,833	14,602	(3)	13,030	(4)	88,465
Donald A. Williams	60,000	11,594	(5)	15,635	(6)	87,229
Mary Ann Gray, Ph.D. (17)	60,417	11,594	(7)	15,635	(8)	87,646
Cristina Csimma, PharmD, MHP (16)	47,500	14,602	(9)	13,030	(10)	75,132
Robert Trenschel, D.O. (16)	50,625	11,594	(11)	15,635	(12)	77,854
Binxian Wei	40,000	14,602	(13)	13,030	(14)	67,632
Margery Fischbein (18)	-	-		-		-

* Each non-employee director received 466 common stock options and 340 restricted stock units on June 11, 2023 pursuant to the Company’s non-employee director compensation policy, each of which is included in the footnotes below. All additional stock awards and option awards described in the footnotes below are supplemental grants in addition to the standard non-employee director compensation policy.

(1) Amount includes (i) 340 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023. The grants were issued under the 2021 Equity Incentive Plan.

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(2) Amount includes (i) an option grant to purchase 810 common stock shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 common stock shares issued on November 21, 2023, with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(3) Amount includes (i) 465 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023.

(4) Amount includes (i) an option grant to purchase 638 shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 shares issued on November 21, 2023 with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(5) Amount includes (i) 340 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023.

(6) Amount includes (i) an option grant to purchase 810 shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 shares issued on November 21, 2023. with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(7) Amount includes (i) 340 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023.

(8) Amount includes (i) an option grant to purchase 810 shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 shares issued on November 21, 2023. with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(9) Amount includes (i) 465 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023.

(10) Amount includes (i) an option grant to purchase 638 shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 shares issued on November 21, 2023 with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(11) Amount includes (i) 340 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023.

(12) Amount includes (i) an option grant to purchase 810 shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 shares issued on November 21, 2023. with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(13) Amount includes (i) 465 restricted stock units issued on June 11, 2023 and (ii) 388 restricted stock units issued on November 21, 2023.

(14) Amount includes (i) an option grant to purchase 638 shares issued on June 11, 2023 with an exercise price of $24.00 per share and (ii) an option grant to purchase 458 shares issued on November 21, 2023 with an exercise price of $8.85 per share. The option grants were each issued under the 2021 Equity Incentive Plan, vest fully on the one (1) year anniversary of the respective grant date, and have terms of 10 years from issuance.

(15) Effective February 9, 2024, James R. Neal resigned as a member of our Board. In connection with Mr. Neal’s resignation, we accelerated the vesting of his outstanding awards.

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(16) Effective February 8, 2024, Stephanie C. Diaz, Dr. Cristina Csimma, and Dr. Robert Trenschel resigned as members of our Board. In connection with their resignations, we accelerated the vesting of their outstanding awards.

(17) Effective March 4, 2024, Dr. Mary Ann Gray resigned as a member of our Board.

(18) Effective May 7, 2024, Marger Fischbein joined our Board.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2023, consisting of our current principal executive officer and financial officer, our the next two most highly compensated executive officers as of December 31, 2023, and two additional individuals for whom disclosure would have been required to be provided under applicable SEC rules but for the fact that the individuals were not serving as an executive officer at December 31, 2023, were:

●	Thomas Hallam, Ph.D., our former Chief Executive Officer;

●	J.D. Finley, our current Chief Executive Officer and Chief Financial Officer;

●	Michael Dawson, M.D., our former Chief Medical Officer;

●	Mitchell Jones, M.D., Ph.D. our current Chief Medical Officer; and

●	Robert McRae, our former Chief Operating Officer.

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years ended December 31, 2023 and 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards (1) ($)		Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
Thomas Hallam, Ph.D.	2023	—	—	—		—		—	—		—
Former Chief Executive Officer (3)	2022	415,167	—	—		96,572	(4)	—	22,083		533,822
J.D. Finley	2023	520,333	—	264,541	(6)	221,226	(7)	271,000	—		1,277,100
Chief Executive Officer and Chief Financial Officer (5)	2022	440,500	—	—		39,961	(8)	133,100	—		613,561
Mitchell Jones, M.D., Ph.D.	2023	135,189	—	54,247	(10)	49,563	(11)	166,000	53,025	(12)	458,024
Chief Medical Officer (9)	2022	—	—	—		—		—	—		—
Michael Dawson	2023	—	—	—		—		—	—		—
Former Chief Medical Officer (13)	2022	94,501	—	—		19,981	(14)	—	74,698		189,180
Robert McRae	2023	145,833	—	24,850	(16)	739	(17)	—	28,000	(18)	199,422
Chief Operating Officer (15)	2022	350,000	—	—		61,067	(19)	89,420	—		500,487

(1) In accordance with SEC rules, amount reflects the aggregate grant date fair value of stock options granted to our named executive officers during fiscal years ended December 31, 2022 and 2023 under the 2021 Inducement Pan and the 2021 Equity Incentive Plan, as determined in accordance with the provisions of Financial accounting Standards Board Accounting Standards Codification Topic 718. The valuation assumptions used in calculating the fair value of the stock options are included in Note 9 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2023 with respect to grants in 2022. With respect to the grants in the 2023, the valuation assumptions used in calculating the fair value of the stock options are included in Note 7 to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2024. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

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(2) Amounts reflect non-equity discretionary cash incentive plan bonuses paid.

(3) Dr. Hallam ceased to serve as our Chief Executive Officer and as a member of our Board effective October 11, 2022.

(4) Amount includes an option grant to purchase 208 shares under the 2021 Equity Incentive Plan. The options were issued on February 17, 2022 and have an exercise price of $715.65 per share.

(5) Mr. Finley was appointed Chief Executive Officer on October 11, 2022. Mr. Finley’s salary was increased to $490,000 effective October 1, 2022. Effective June 1, 2023, Mr. Finley’s salary was increased to $542,000 and his target cash bonus from 45% to 50% of his base salary.

(6) Amount includes: (i) 349 restricted stock units issued on January 3, 2023, (ii) 2,780 restricted stock units issued on February 6, 2023, (iii) 4,446 restricted stock units issued on June 11, 2023, (iv) 2,533 restricted stock units issued on November 21, 2023, and (v) 2,166 performance restricted stock units issued on February 6, 2023. All the grants were issued under the 2021 Equity Incentive Plan.

(7) Amount includes: (i) an option grant issued on February 6, 2023 to purchase 3,812 shares at an exercise price of $36.00 per share, (ii) an option grant issued on June 11, 2023 to purchase 9,899 shares at an exercise price of $24.00 per share, and (iii) an option grant issued on November 11, 2023 to purchase 3,000 shares at an exercise price of $8.85 per share. All the grants were issued under the 2021 Equity Incentive Plan.

(8) Amount includes an option grant to purchase 86 shares under the 2021 Equity Incentive Plan. The options were issued on February 17, 2022 and have an exercise price of $715.65 per share.

(9) Mitchell Jones was appointed Chief Medical Officer effective September 5, 2023 with a base salary of $415,000.

(10) Amount includes 3,646 restricted stock units issued on September 5, 2023 under the 2021 Inducement Plan and 1,866 restricted stock units issued on November 21, 2023 under the 2021 Equity Incentive Plan.

(11) Amount includes 5,000 option grants issued on September 5, 2023 under the 2021 Inducement Plan at an exercise price of $10.35 per share and 2,210 options grants issued on November 21, 2023 under the 2021 Equity Incentive Plan at an exercise price of $8.85 per share.

(12) Amounts reflect payment made to Dr. Jones as a consultant of the Company prior to becoming the Chief Medical Officer on September 5, 2023.

(13) Dr. Dawson ceased to serve as our Chief Medical Officer effective October 11, 2022.

(14) Amount includes an option grant to purchase 43 shares under the 2021 Equity Incentive Plan. The options were issued on February 17, 2022 and have an exercise price of $715.65 per share.

(15) Mr. McRae served as our chief operating officer from February 2, 2023 through May 15, 2023. Mr. McRae continued to provide consulting services to the Company through January 15, 2024.

(16) Amount includes: (i) 174 restricted stock units issued on January 1, 2023, (ii) 533 restricted stock units issued on February 6, 2023, and (iii) 1,192 restricted performance stock units issued on February 6, 2023. All of the grants were issued under the 2021 Equity Incentive Plan.

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(17) Amount includes an option grant to purchase 800 shares under the 2021 Equity Incentive Plan. The options were issued on February 6, 2023 and have an exercise price of $36.00 per share.

(18) Represents amounts paid to Mr. McRae for consulting services to the Company after he ceased being Chief Operating Officer on May 15, 2023.

(19) Amount includes an option grant to purchase 120 shares under the 2021 Inducement Plan. The options were issued on February 9, 2022 and have an exercise price of $787.50 per share.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

The Compensation Committee shall review, determine and approve (or, if it deems appropriate, recommend to the Board for determination and approval, except as provided below), at their discretion, in light of relevant performance goals and objectives, taking into account such other items as the Compensation Committee deems relevant.

Bonus Opportunity

Named executive officers are eligible to be considered for an annual discretionary cash incentive bonus of up to a percentage of their respective base salary, based on achievement of individual and/or corporate performance targets, metrics and/or objectives to be determined and approved by the Board or the Compensation Committee, including pursuant to an annual incentive plan or similar plan adopted by the Board, if any. Any such bonus would be paid after the close of the fiscal year and after determination by the Board or the Compensation Committee. All annual incentive compensation is discretionary and not guaranteed and, in addition to the other conditions for earning such compensation, each officer must remain an employee in good standing of the Company on the annual incentive compensation payment date in order to be eligible for any annual incentive compensation. The Board (or the Compensation Committee thereof) may review an executive officer’s annual performance bonus amount for adjustment from time to time. The 2023 annual discretionary cash incentive bonus targets were 50% of base salary for Mr. Finley (which amount was increased from 45% effective June 1, 2023) and 40% of base salary for Dr. Jones.

In 2023, the annual cash incentive bonuses paid to Mr. Finley and Dr. Jones were calculated based on achievement of 100% of the corporate performance targets for the year multiplied by their respective bonus target percentages at the time. The corporate performance targets related to clinical and medical development, financial position, and corporate operations and infrastructure during 2023.

Equity Compensation Plans

As of December 31, 2023, we currently have the following equity compensation plans: (i) the Palisade 2021 Equity Incentive Plan, as amended (the “2021 Equity Incentive Plan”), (ii) the Palisade 2021 Employee Stock Purchase Plan, as amended (the “ESPP”), (ii) the Leading BioSciences 2013 Amended and Restated Employee, Director, and Consultant Equity Incentive Plan (the “2013 Plan”), which was assumed by the Company in connection with the merger with Seneca BioPharma, (iii) the Palisade 2021 Inducement Plan, (the “2021 Inducement Plan”), (iv) Seneca’s 2019 Equity Incentive Plan (the “Seneca 2019 Plan”), (v) Seneca’s 2020 Equity Incentive Plan (the “Seneca 2020 Plan”) and (vi) Seneca’s Inducement Award Stock Option Plan (the “Seneca Inducement Plan”). As a result of the approval of the 2021 Equity Incentive Plan, no future awards may be granted under the 2013 Plan. Additionally, no future awards may be granted under the Seneca 2019 Plan, the Seneca 2020 Plan, or the Seneca Inducement Plan.

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FOR ADDITIONAL INFORMATION, PLEASE SEE BELOW UNDER “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END.”

Clawback Policy

Effective October 2, 2023, we adopted a clawback policy (the “Clawback Policy”), that is administered by our Compensation Committee. Pursuant to the Clawback Policy, our current and former executive officers are required to reimburse us in the event that any Incentive Compensation (as defined in the Clawback Policy) is awarded to such executive and is determined to be awarded in error subsequent to an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. Notwithstanding, we have not historically granted Incentive Compensation based on financial metrics that would be subject to a restatement.

Say-on-Pay

At our 2023 Annual Meeting of Stockholders held on June 8, 2023 (the “2023 Annual Meeting”), we submitted two proposals to our stockholders regarding our executive compensation.

The first is an advisory vote on the compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). At our 2023 Annual Meeting, excluding broker non-votes, approximately 88,807 shares cast votes with regard to the say-on-pay proposal. Of those, or approximately 57.45%, of the shares approved the compensation of our named executive officers. We believe that the outcome of our say-on-pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to retain and motivate our named executive officers. In light of this stockholder support, the Compensation Committee determined not to change its approach to compensation. However, even though stockholders demonstrated support for our compensation approach in 2023, the Compensation Committee annually reviews our compensation practices to determine how they might be improved. The Compensation Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

The second proposal was a vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers (commonly known as a “say-when-on-pay” vote). The frequency of every one (1) year received the highest number of votes cast. Notwithstanding these results, our Board determined that we would hold our next say-on-pay votes at the 2026 Annual Meeting or three (3) years from the 2023 Annual Meeting.

Agreements with Our Named Executive Officers

We are party to (i) an employment agreement with Mr. Finley, our Chief Executive Officer and Chief Financial Officer and (ii) an employment agreement with Mitchell Jones, M.D., Ph.D., our Chief Medical Officer.

Previously, we were a party to (i) an employment agreement entered into with Dr. Hallam in December 2020 (entered into by LBS), and (ii) an employment agreement entered into with Dr. Dawson in December 2020 (entered into by LBS). Employment for both Dr. Hallam and Dr. Dawson terminated on October 11, 2022.

Descriptions of each of the foregoing employment or consulting agreement(s) are described below.

Finley Employment Agreement

Mr. Finley served as our Chief Financial Officer pursuant to his amended and restated employment agreement dated January 22, 2021 (“Finley Employment Agreement”). Additionally, effective October 11, 2022, Mr. Finley was appointed to serve as our interim Chief Executive Officer and effective June 1, 2023, Mr. Finley’s title was changed from interim Chief Executive Officer to Chief Executive Officer. Pursuant to the Finley Employment Agreement, Mr. Finley received an annual base salary of $400,000, with an annual target cash bonus of 40% of his base salary. In February 2022, his base salary was increased to $424,000 per annum. Effective October 1, 2022, Mr. Finley’s salary was increased to $490,000 and his target cash bonus increased to 45% of his base salary pursuant to his appointment as interim Chief Executive Officer. Effective June 1, 2023, Mr. Finley’s base salary was increased to $542,000 per annum and his target cash bonus to 50% of his base salary.

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Finley Termination / Change in Control Payments

The Finley Employment Agreement also provided that if the Company terminated Mr. Finley without “Cause” or if Mr. Finley resigned his employment for “Good Reason”, each as defined in the Finley Employment Agreement, Mr. Finley would be entitled to receive (i) salary continuation and COBRA reimbursement for twelve (12) months each, up to three (3) months of outplacement assistance, and (iii) 9 months of immediate vesting of equity grants subject to time based vesting. In the case of a termination that occurred during the period beginning three (3) months before and ending twelve (12) months after a “Change in Control”, (a) these severance-related periods would also be (12) months, (b) the equity award acceleration will result in full vesting for all time-based awards, and (c) Mr. Finley would receive an additional payment equal to his target bonus.

Upon Mr. Finley’s termination for any reason, Mr. Finley will be entitled to receive amounts earned but unpaid during his term of service, including unpaid salary and unused vacation, as applicable.

Mr. Finley received certain stock option grants and restricted stock unit grants under the 2013 Plan and the 2021 Equity Incentive Plan that were granted subject to the general terms of the 2013 Plan or the 2021 Equity Incentive Plan, as applicable, and the relevant form of stock option or stock award agreement. The specific terms of such grants are described under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Jones Employment Agreement

On September 5, 2023, we entered into an at-will employment agreement with Dr. Jones (the “Jones Employment Agreement”). Pursuant to the terms of the Jones Employment Agreement, Dr. Jones (i) receives a base salary of $415,000 per annum and is eligible to receive an annual cash bonus based on the achievement of certain performance goals with a target of 40% of his base salary, and (ii) is eligible to receive an annual market-based stock option grant as determined by the Board or a committee thereof.

Per the Jones Employment Agreement, we issued to Dr. Jones under the 2021 Inducement Plan (i) options to purchase 333 shares of our common stock, and (ii) 243 restricted  stock units. Dr. Jones has also received certain stock option grants and restricted stock unit grants under the 2021 Equity Incentive Plan that were granted subject to the general terms of the 2021 Equity Incentive Plan, as applicable, and the relevant form of stock option or stock award agreement. The specific terms of such grants are described under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Severance Benefits

Pursuant to the terms of the Jones Employment Agreement, if we terminate Dr. Jones’ employment without “Cause” or Dr. Jones resigns for “Good Reason,” as each term is defined in the Jones Employment Agreement, Dr. Jones will be eligible for the continued payment of his base salary (in accordance with regular payroll practices) and COBRA benefits for nine (9) months following the termination date (collectively, the “Jones Severance Benefits”).

Jones Termination / Change in Control Payments

In the event that we terminate Dr. Jones’ employment without “Cause” or Dr. Jones resigns for “Good Reason” within three (3) months immediately prior to or twelve (12) months after the effective date of a “Change in Control” as such term is defined in the Jones Employment Agreement (the “Jones Change in Control Period”), then in lieu of the Jones Severance Benefits described above, Dr. Jones will be eligible for (i) a lump sum payment equal to the sum of (x) twelve (12) months of base salary plus (y) 100% of the target bonus in effect at the time of termination, (ii) the continued payment of COBRA benefits for twelve (12) months, and (iii) the immediately and full acceleration of 100% of outstanding equity awards that are subject to time-based vesting. The foregoing benefits are contingent on Dr. Jones entering into a release of claims satisfactory to the Company.

McRae Employment

On February 2, 2022, Robert McRae was appointed our Chief Operating Officer. Pursuant to Mr. McRae’s appointment, the Board agreed to pay Mr. McRae a base salary of $400,000 per annum and set his target bonus at 40% of his base salary. We did not enter into a formal employment agreement with Mr. McRae. Effective May 15, 2023, Mr. McRae transitioned from the Company’s COO to an executive strategic consultant. For his services as a consultant, Mr. McRae received monthly compensation of $4,000. Mr. McRae’s service to the Company as a consultant terminated on January 15, 2024.

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Mr. McRae received certain stock option grants and restricted stock unit grants under the 2021 Equity Incentive Plan and the 2021 Inducement Plan that were granted subject to the general terms of the 2021 Equity Incentive Plan and 2021 Inducement Plan, as applicable, and the relevant form of stock option or stock award agreement. The specific terms of such grants are described under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Hallam Employment Agreement

Dr. Hallam served as our Chief Executive Officer pursuant to his employment agreement dated December 16, 2022 (“Hallam Employment Agreement”) until October 11, 2022. Pursuant to the Hallam Employment Agreement, Dr. Hallam received an annual base salary of $490,000, with an annual target cash bonus of 50% of his base salary. Dr. Hallam also received a one-time payment of $285,000, consisting of (i) $73,500 for the 2019 performance bonus, which had been voluntarily deferred (ii) $164,937 for the amount of 2020 salary that had been voluntarily deferred, (iii) a bonus equal to 10% of the 2020 salary that had been voluntarily deferred and (iv) a discretionary bonus of $30,000 awarded for the successful close of the merger with Seneca. In February 2022, Dr. Hallam’s base salary was increased to $530,000 per annum.

Hallam Termination / Change in Control Payments

The Hallam Employment Agreement also provided that if we terminated Dr. Hallam without “Cause” or if Dr. Hallam resigned his employment for “Good Reason”, each as defined in the Hallam Employment Agreement, Dr. Hallam would be entitled to receive (i) salary continuation and COBRA reimbursement for twelve (12) months each, up to three (3) months of outplacement assistance, and (iii) 12 months of immediate vesting of equity grants subject to time based vesting. In the case of a termination that occurred during the period beginning three (3) months before and ending twelve (12) months after a “Change in Control”, (a) these severance-related periods would have increased to eighteen (18) months, (b) the equity award acceleration will result in full vesting for all time-based awards, and (c) Dr. Hallam would receive an additional payment equal to his target bonus.

Upon Dr. Hallam’s termination, Dr. Hallam received amounts earned but unpaid during his term of service, including unpaid salary and unused vacation, as applicable.

Pursuant to his service, Dr. Hallam received certain stock option grants under the 2013 Plan and the 2021 Equity Incentive Plan that were granted subject to the general terms of the 2013 Plan or 2021 Equity Incentive Plan, as applicable, and the relevant form of stock option agreement. The specific terms of such grants are described under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Termination of Employment of Dr. Hallam

On October 11, 2022, the Company entered into a separation agreement with Thomas Hallam, Ph.D., its former chief executive officer and member of its board of directors whereby the Company and Dr. Hallam agreed to a mutual release of claims in exchange for (i) the payment of an aggregate of $530,000 payable in twelve equal monthly installments, (ii) up to twelve (12) months of continued COBRA coverage, (iii) twelve (12) months of immediate vesting of his outstanding equity grants subject to time based vesting, and (iv) up to six (6) months of virtual job replacement services valued at $3,100. Subsequent to entering into the separation agreement, certain facts and conduct by Dr. Hallam were discovered that excused the Company’s performance under the settlement agreement. As a result, subsequent to paying Dr. Hallam an aggregate of $22,000, the Company determined that it is not probable that any additional compensation would be due to Dr. Hallam.

Dawson Employment Agreement

Dr. Dawson served as our Chief Medical Officer pursuant to his employment agreement dated December 16, 2020 (“Dawson Employment Agreement”) until October 11, 2022. Pursuant to the Dawson Employment Agreement, Dr. Dawson received an annual base salary of $115,900, with an annual target cash bonus of 40% of his base salary. Dr. Dawson also received a one-time payment of $66,000, consisting of (i) $7,500 for the 2019 performance bonus, which had been voluntarily deferred (ii) $52,515 for the amount of 2020 salary that had been voluntarily deferred, and (iii) a bonus equal to 10% of the 2020 salary that had been voluntarily deferred. In February 2022, Dr. Dawson’s base salary was increased to $240,000 per annum.

Dawson Termination / Change in Control Payments

The Dawson Employment Agreement also provided that if we terminated Dr. Dawson without “Cause” or if Dr. Dawson resigned his employment for “Good Reason”, each as defined in the Dawson Employment Agreement, Dr. Dawson would be entitled to receive (i) salary continuation and COBRA reimbursement for nine (9) months each, (ii) up to three (3) months of outplacement assistance, and (iii) nine (9) months of immediate vesting of equity grants subject to time based vesting. In the case of a termination that occurred during the period beginning three (3) months before and ending twelve (12) months after a “Change in Control”, (a) these severance-related periods would have increased to nine (9) months, (b) the equity award acceleration will result in full vesting for all time-based awards, and (c) Dr. Dawson would receive an additional payment equal to his target bonus.

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Upon a termination of service for any reason, Dr. Dawson would have been entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation, as applicable.

As a result of his termination, all of Dr. Dawson’s option grants have expired.

Perquisites, Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. Current named executive officers are eligible to participate in our defined contribution 401(k) plan, on the same basis as all of our other employees, under which they may make voluntary contributions as a percentage of compensation. No matching contributions have been made by us since the adoption of the 401(k) plan.

Pay versus Performance

The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-term and long-term performance measures.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance.

Pay-Versus-Performance Table

Pay Versus Performance
							Value of
					Average	Average	Initial Fixed
			Summary	Compensation	Summary	Compensation	$100
	Summary	Compensation	Compensation	Actually	Compensation	Actually	Investment
	Compensation	Actually	Table Total	Paid	Table Total	Paid	Total
Year	Table Total for First PEO[1]	Paid for First PEO[2]	for Second PEO[1]	for Second PEO[2]	for Non-PEO NEOs[3]	for Non-PEO NEOs[4]	Shareholder Return[5]	Net Income or Loss[6]
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(h)
2023	N/A	$ N/A	$1,277,100	$1,048,872	$328,723	$317,500	$0	$-12,300,047
2022	$533,822	$269,883	$613,561	$460,933	$249,577	$216,433	$1	$-14,260,000
2021	$1,394,867	$818,657	N/A	N/A	$674,151	$426,418	$13	$-26,616,000

[1]	The dollar amounts reported in columns (b) represent the amounts of total compensation reported for Thomas Hallam, Ph.D. (our “First PEO”), and J.D. Finley (our “Second PEO”), who was appointed to interim CEO in 2022 and CEO in 2023, for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation – Summary Compensation Table.”

[2]	The dollar amounts reported in columns (c) represent the amounts of “compensation actually paid” to Thomas Hallam, Ph.D., and J.D. Finley, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amounts of compensation earned or received by or paid to these two individuals during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to these two individual’s total compensation for each covered fiscal year to determine the “compensation actually paid” to them for such fiscal year:

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	First PEO - Thomas Hallam, Ph.D.
			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$1,394,867	$533,822
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$750,474	$96,572
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$181,635	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$-87,188	$0
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$159,235	$4,502
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$-79,418	$-91,637
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$80,233
=	Compensation Actually Paid		$818,657	$269,883

	Second PEO - J.D. Finley
			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)		$613,561	$1,277,100
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)		$39,961	$485,767
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)		$1,032	$195,334
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)		$-91,952	$-997
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)		$1,611	$62,747
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)		$-23,359	$456
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)		$0	$0
=	Compensation Actually Paid			$460,933	$1,048,872

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(a)	The reported total compensation reflects the “Total” compensation as reported in the Summary Compensation Table for each covered fiscal year.
(b)	The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. These equity award values are adjusted for each covered fiscal year by the addition (or subtraction, as applicable) as described in footnotes (c), (d), (e), (f), and (g).
(c)	The year-end fair value of all equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(d)	The amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(e)	For equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date;
(f)	For equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(g)	For equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year, and;
(h)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Equity Award Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by these two individuals that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 3.64 years to 8.39 years, the stock price volatility assumptions varied from 72.6% to 135.5% and the risk-free interest rate assumption varied from 3.9% to 4.1%, depending on the specific stock option the fair value of which was being recalculated.

[3]	The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our NEOs as a group, for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. These amounts exclude Thomas Hallam, Ph.D. who served as CEO in 2022 and 2021, and J.D. Finley in 2022 due to his appointment as interim CEO in 2022 (J.D. Finley’s 2021 compensation is included in 2021 as he served as our CFO for the entire year). The names of each NEO included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

●	for 2023, the average “compensation actually paid” comprised the compensation of R. McRae and M. Jones;

for 2022, the average “compensation actually paid” comprised the compensation of H. Slade, M.D., FAAAI, M. Dawson, and R. McRae;

●	for 2021, the average “compensation actually paid” comprised the compensation of J.D. Finley, and M. Dawson.

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[4]	The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our NEOs as a group (as defined above), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (as defined above) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for each fiscal year to determine the “compensation actually paid” for such fiscal year, using the same methodology described above in Note 4(b) below:

	NEO Average
			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$674,151	$249,577	$328,723
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$344,683	$27,016	$64,699
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$74,485	$391	$47,294
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$-38,434	$0	$-256
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$95,600	$2,021	$6,472
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$-34,701	$-1,598	$-34
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$6,941	$0
=	Compensation Actually Paid		$426,418	$216,433	$317,500

(a)	The reported total compensation reflects the “Total” compensation as reported in the Summary Compensation Table for each covered fiscal year.
(b)	The reported grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. These equity award values are adjusted for each covered fiscal year by the addition (or subtraction, as applicable) as described in footnotes (c), (d), (e), (f), and (g).
(c)	The year-end fair value of all equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(d)	The amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(e)	For equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date;
(f)	For equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(g)	For equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year, and;
(h)	The amounts deducted or added in calculating the equity award adjustments are as follows:

[5]	Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2020) by our share price at the beginning of the measurement period.

[6]	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

Compensation Actually Paid and Company TSR

The following graph presents the alignment between the amount of compensation actually paid to our principal executive officer or PEO, and the average amount of compensation actually paid to our other NEOs as a group (except J.D. Finley in 2023) with our TSR over the period presented in the Pay-Versus-Performance Table.

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Compensation Actually Paid and Net Income

The following graph presents the alignment between the amount of compensation actually paid to J.D. Finley, and the average amount of compensation actually paid to our other NEOs as a group (except J.D. Finley in 2022) with our Net Income over the period presented in the Pay-Versus-Performance Table.

Outstanding Equity Awards at Fiscal Year-End

			Option Awards (1)					Stock Awards (2)
Name	Award Type (3)	Grant Date	Number of securities underlying unexercised options - exercisable	Number of securities underlying unexercised options – unexercisable (4)	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price (5)	Option expiration date	Number of shares or units of stock that have not vested (6)	Market value of shares of units of stock that have not vested (7)	Equity incentive plan award: Number of unearned shares, units or other rights that have not vested (8)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (7)
			(#)	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J.D. Finley	ISO	6/12/2015	10	–		$1,740	6/12/2025
	ISO	11/10/2017	40	–		$1,740	11/10/2027
	ISO	11/18/2021	63	57		$1,7400	11/18/2031
	ISO	11/21/2023	–	1,000		$8.850	11/21/2033
	ISO	3/22/2019	2	–		$1,740	3/22/2029
	ISO	2/17/2022	–	7		$715.65	2/17/2032
	ISO	6/11/2023	–	4,322		$24	6/11/2033
	ISO	2/6/2023	–	1,588		$36	2/6/2033
	ISO	3/22/2019	3	–		$1,740	3/22/2029
	ISO	2/19/2020	7	–		$1,740	2/19/2030
	NQ	12/9/2016	12	–		$1,740	12/13/2024
	NQ	3/22/2019	12	–		$1,740	3/22/2029
	NQ	3/22/2019	4	–		$1,740	3/22/2029
	NQ	4/27/2021	43	–		$1,740	4/27/2031
	NQ	11/18/2021	84	32		$1,740	11/18/2031
	NQ	2/6/2023	953	1,271		$36	2/6/2033
	NQ	6/11/2023	1,650	3,927		$24	6/11/2033
	NQ	3/22/2019	25	–		$1,740	3/22/2029
	NQ	11/10/2017	29	–		$1,740	11/10/2027
	NQ	2/19/2020	3	–		$1,740	2/19/2030
	NQ	11/21/2023	–	2,000		$8.85	11/21/2033
	NQ	6/12/2015	3	–		$1,740	6/12/2025
	NQ	3/22/2019	17	–		$1,740	3/22/2029
	NQ	2/17/2022	50	29		$715.65	2/17/2032
	PRSU	2/6/2023								2,166	$19,169
	RSU	11/21/2023						2533	$22,417
	RSU	1/3/2023						88	$778
	RSU	6/11/2023						3,705	$32,789
	RSU	2/6/2023						2,085	$18,452.25
Mitchell Jones M.D., Ph.D.	ISO	11/21/2023	–	2,210		$8.85	11/21/2033
	NQ	9/5/2023	416	4,584		$10.35	9/5/2033
	RSU	9/5/2023						3,343	$29,585
	RSU	11/21/2023						1,866	$16,514
Robert McRae	NQ	2/9/2022	80	40		$787.50	2/9/2032
	NQ	2/6/2023	200	600		$36	2/6/2033
	PRSU	2/6/2023								1,192	$10,549
	RSU	2/6/2023						400	$3,540.00
	RSU	1/3/2023						44	$389.40

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(1)	Option awards were granted under the 2013 Plan, the 2021 Equity Incentive Plan and the 2021 Inducement Plan.
(2)	Stock awards were granted under the 2021 Equity Incentive Plan and the 2021 Inducement Plan.
(3)	The acronym ISO refers to Incentive Stock Options, NQ refers to non—statutory stock options, PRSU to Performance Restricted Stock Units, and RSU to Restricted Stock Units.
(4)	Options vest in equal proportions each quarter over three years, generally from the date of grant, except those options specifically granted to Mr. Finley on April 27, 2021, which vested quarterly over one year.
(5)	All of the option awards granted under the 2013 Plan were granted with a per share exercise price equal to fair market value of one share of LBS common stock on the date of grant, as determined in good faith by the Board. All of the option awards granted under the 2021 Equity Incentive Plan and the 2021 Inducement Plan were granted with a per share exercise price equal to the closing price of our common stock on the grant date.
(6)	Restricted stock units vest in equal proportions each quarter over three years, except those restricted stock units granted on January 3, 2023, which vested quarterly over one year.
(7)	The values shown are based on $8.8496 per share, which was the closing price of our common stock on December 29, 2023, the last day of our most recent fiscal year.
(8)	Performance restricted stock units vest (a) 50% when the volume weighted average price of our common stock over 20 consecutive trading days is $48.00, and (b) 50% when such volume weighted average price of our common stock over 20 consecutive trading days is $63.75.

Equity Benefit Plans

The principal features of our equity plans are summarized below.

2021 Equity Incentive Plan

Our Board and stockholders approved the 2021 Equity Incentive Plan, which became effective in April 2021. On June 8, 2023, our stockholders approved amendments to the 2021 Equity Incentive Plan increasing the numbers of shares of common stock issuable under the plan and increasing the annual evergreen share amount. The number of shares of common stock reserved for issuance under the 2021 Equity Incentive Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 3031, in an amount equal to the lesser of (1) 7.5% (increased from 4.5% upon approval of stockholders, which occurred at our 2023 Annual Meeting) of the total number of shares of our common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of our common stock determined by our Board prior to the date of the increase. As of December 31, 2023, 329 shares of our common stock were authorized for future grants under the 2021 Equity Incentive Plan and there were an aggregate of 62,994 outstanding awards issued under the 2021 Equity Incentive Plan.

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Our 2021 Equity Incentive Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates. Our compensation committee has the authority, concurrent with our Board, to administer our 2021 Equity Incentive Plan. The Board may also delegate to one or more of our officers certain authority under the terms of the 2021 Equity Incentive Plan.

Stock options under the 2021 Equity Incentive Plan are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant. Options granted under the 2021 Equity Incentive Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. Options may have a term up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term.

Our 2021 Equity Incentive Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards:

●	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

●	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

●	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

●	cancel or arrange for the cancellation of the stock award, without the approval of stockholders but with the consent of any materially adversely affected participant, in exchange for other awards, cash, or other consideration, if any, as determined by our Board; or

●	make a payment, in the form determined by our Board, equal to the excess, if any, of (i) the per share amount payable to holders of our common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Under the 2021 Equity Incentive Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

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If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, our Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

2021 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the 2021 Employee Stock Purchase Plan, or ESPP. On June 8, 2023 our stockholders approved amendments to the ESPP increasing the number of shares of common stock authorized under the ESPP and increasing the annual evergreen share amount. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our compensation committee has the authority, concurrent with our Board, to administer the ESPP. Under the ESPP, all of our regular employees (including our named executive officers during their employment with us) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 3031, in an amount equal to the lesser of (1) 2.5% (increased from 1% pursuant to the approval of stockholders in our 2023 annual meeting of shareholders) of the total number of shares of our common stock outstanding on December 31 of the preceding year, (2) 28,909 shares of our common stock, or (3) such lesser number of shares of our common stock as the Board may designate prior to the date of increase. As of December 31, 2023, 7,391 shares of our common stock were authorized for future grants under the ESPP. A total of 2,245 shares of our common stock were purchased by employees under participation in the ESPP during the year ended December 31, 2023.

The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our compensation committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.

2021 Inducement Plan

Our Board adopted the 2021 Inducement Plan in November 2021. The 2021 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. On August 7, 2023, our Board amended the 2021 Inducement Plan to increase the number of common shares authorized under the plan from 1,000 to 66,666. The 2021 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards.

Stock awards granted under our 2021 Inducement Plan may only be made to individuals who did not previously serve as employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, stock awards must be approved by either a majority of our “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of the 2021 Inducement Plan are otherwise substantially similar to our 2021 Equity Incentive Plan (including with respect to the treatment of stock awards upon corporate transactions involving us or certain changes in our capitalization), except stock awards granted under the 2021 Inducement Plan may not be repriced without stockholder approval.

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The maximum number of shares of our common stock that may be issued under the 2021 Inducement Plan is 66,666 shares. Shares subject to stock awards granted under the 2021 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the 2021 Inducement Plan. Additionally, shares become available for future grant under the 2021 Inducement Plan if they were issued under stock awards granted under the 2021 Inducement Plan and we repurchase or reacquire them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award. As of December 31, 2023, there were 57,547 shares of our common stock authorized and available for issuance as equity-based awards under the 2021 Inducement Plan and there were an aggregate of 9,115 outstanding awards issued under the 2021 Inducement Plan.

Seneca Equity Compensation Plans

Seneca 2019 Plan

Pursuant to the completion of the merger transaction in April 2021, all outstanding awards under the Seneca 2019 Plan were cancelled and no further awards will be granted under the Seneca 2019 Plan.

Seneca Inducement Plan

Pursuant to the completion of the merger transaction in April 2021, all outstanding awards under the Seneca Inducement Plan were cancelled and no further awards will be granted under the Seneca Inducement Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Accounting Firm

On September 21, 2022, our Audit Committee approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. Prior to its dismissal, BDO issued an audit report on the consolidated financial statements of the Company for the year ended December 31, 2021.

The audit report of BDO on the consolidated financial statements of the Company as of and for the year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company’s consolidated financial statements as of and for the year ended December 31, 2021 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal year ended December 30, 2021 and the subsequent interim period through September 21, 2022, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its report on the financial statements for such periods.

During the Company’s fiscal year ended December 30, 2021 and the subsequent interim period September 21, 2022, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that as previously disclosed, the Company reported that there were material weaknesses in internal controls over financial reporting for the year ending December 31, 2021 related to: (i) lack of controls in the financial closing and reporting process and (ii) fair value calculation of options granted.

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The Company provided BDO with a copy of the disclosure made pursuant to Item 4.01 in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2022 (the “Auditor 8-K”), and requested that BDO provide a letter addressed to the SEC stating whether or not it agrees with the statements made in response to Item 4.01. BDO responded with a letter dated September 26, 2022, a copy of which is attached as Exhibit 16.1 to the Company’s Auditor 8-K, stating that BDO agreed with the statements set forth above (with respect to part (a) of the Auditor 8-K).

On September 21, 2022, the Audit Committee approved the appointment of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2022, effective September 21, 2022.

Prior to their appointment on as the Company’s independent registered public accounting firm effective September 21, 2022, neither the Company nor anyone acting on its behalf consulted with Baker Tilly with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Principal Accountant Fees and Services

Services Rendered to the Company by Baker Tilly

The following table represents aggregate fees billed to the Company for services performed beginning September 21, 2022 (the date of appointment) through December 31, 2023 by Baker Tilly.

	Year Ended December 31,
	2023	2022
Audit Fees (1)	$422,500	$265,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$422,500	$265,000

(1)	Audit fees consist of fees billed for professional services performed by Baker Tilly for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q (which only included our 10-Q for the quarter ended September 30, 2022 and all quarterly periods during 2023) and annual report on Form 10-K, reviews of our current reports on Form 8-K, services rendered in connection with SEC registration statements, and related services that are normally provided in connection with regulatory filings or engagements. Baker Tilly was appointed to serve as our independent registered public accounting firm on September 21, 2022

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One hundred percent (100%) of the fees described above were pre-approved by our Audit Committee.

Services Rendered to the Company by BDO

The following table represents aggregate fees billed to us for the year from January 1, 2022 through September 21, 2022 (the date of dismissal) by BDO, our prior independent registered public accounting firm.

Year Ended December 31, 2022
Audit Fees (1)	$339,609
Audit-related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees	$339,609

(1)	Audit fees consist of fees billed for professional services performed by BDO for the audit of our annual financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and annual report on Form 10-K, services in connection with securities offerings, reviews of our registration statements on Forms S-3 and S-4, reviews of our current reports on Form 8-K, and related services that are normally provided in connection with statutory and regulatory filings or engagements. BDO served as our independent registered public accounting firm through September 21, 2022 (the date of its dismissal).

One hundred percent (100%) of the fees described above were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Baker Tilly. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the rendering of services other than audit services by Baker Tilly is compatible with maintaining the principal accountant’s independence.

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PROPOSAL ONE (1)

ELECTION OF DIRECTORS

The Company’s Board currently consists of four (4) members, three (3) of which are “independent,” as that term is defined by Listing Rules of the Nasdaq. Pursuant to an amendment to the Company’s bylaws, on February 29, 2024, the Board removed its classified Board structure and each director is elected on an annual basis.

At the Annual Meeting, the terms of J.D Finley, Donald Williams, and Margery Fischbein expire. Each of Mr. Finley, Mr. Williams, and Ms. Fischbein will be elected at the Annual Meeting to serve for a one-year term which will expire at our annual meeting in 2025. Binxian Wei serves as the director-appointee for the Company’s outstanding Series A Preferred Stock and will not be voted on by the holders of the Company’s common stock. The Board has nominated Mr. Finley, Mr. Williams, and Ms. Fischbein to stand for reelection. Each of Mr. Finley, Mr. Wiliams, and Ms. Fischbein are currently directors of the Company. The candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as directors.

The section titled “Directors, Executive Officers and Corporate Governance” beginning on page 9 of this Proxy Statement contains more information about the leadership skills and other experiences that caused the Governance and Nominating Committee and the Board to determine that the nominee should serve as a director of the Company.

NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

For a One Year Term Expiring at the

2025 Annual Meeting

Nominees for Term Expiring in 2025

The Governance and Nominating Committee recommended, and the Board of Directors nominated the following individuals to serve as directors:

●	J.D. Finley;
●	Donald Williams; and
●	Margery Fischbein

Except as set forth below, unless otherwise instructed, the person appointed in the accompanying form of proxy will vote the proxies received by him for the nominees, whom are presently directors of the Company. In the event that any of the nominees become unavailable or unwilling to serve as a member of our Board, the proxy holder will vote in his discretion for substitute nominee(s). The term of office of the persons elected as a director will continue until the 2025 annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Required Vote

The three nominees receiving the highest number of “FOR” votes from the holders of shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 1, shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Recommendation

Our Board of Directors Unanimously Recommends that Stockholders Vote FOR the Election of the Nominees to the Board of Directors

****************

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PROPOSAL TWO (2)

RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF BAKER TILLY US, LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Our Audit Committee has selected Baker Tilly US, LLP (“Baker Tilly”) as the independent registered public accounting firm for the fiscal year ending December 31, 2024. Baker Tilly was appointed as the Company’s independent registered public accounting firm on September 21, 2022 and served as the auditor for the Annual Report on Form 10-K for the years ended December 31, 2022 and 2023. Prior to that, BDO USA, LLP served as the company’s independent registered public accounting firm from July 8, 2021 through September 21, 2022 and served as the auditor for the Annual Report on Form 10-K for the year ended December 31, 2021. Representatives of Baker Tilly are expected to attend the Annual Meeting virtually, and they will have the opportunity to make a statement if they wish, but will not be available to respond to questions.

We are asking our stockholders to ratify the selection of Baker Tilly as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the selection of Baker Tilly to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event stockholders fail to ratify the appointment of Baker Tilly, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and our stockholders.

The Company has been informed by Baker Tilly that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

Required Vote

The affirmative vote of a majority of the shares present in remote communication or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 will be required to ratify the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions will have the same effect as votes “AGAINST” this proposal. Proposal 2 is a matter on which brokers are expected to have discretionary voting authority, and we do not, therefore, expect any broker non-votes with respect to this proposal. Unless marked to the contrary, valid proxies received will be voted “FOR” ratification of the appointment of Baker Tilly.

Recommendation

Our Board of Directors recommends a vote FOR the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

****************

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Palisade stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Palisade. Direct your written request to the attention of the Secretary of Palisade Bio, Inc., Palisade Bio, Inc., 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

You can obtain copies of this Proxy Statement, our 2023 Annual Report and exhibits, as well as other filings we make with the SEC, on the SEC’s website at www.sec.gov or on our website at www.palisadebio.com. Additional copies may be requested in writing. Such requests should be submitted to J.D. Finley, Chief Executive Officer, Palisade Bio, Inc., 7750 El Camino Real, Suite 2A, Carlsbad, CA 92009. Exhibits to our Annual Report on Form 10-K will also be provided upon specific request. The materials will be provided without charge.

We have not incorporated by reference into this Proxy Statement the information in, or that can be accessed through, our website or social media channels, and you should not consider it to be a part of this Proxy Statement.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the Annual Meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person named as proxy holders, J.D. Finley, or Donald Williams, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates nominated by the Board.

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PALISADE BIO

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

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Palisade Bio, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of May 16, 2024

Monday, July 8, 2024 10:00 AM, Pacific Time

Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/PALI for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Pacific Time, July 8, 2024.

Internet:
www.proxypush.com/PALI
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-243-5513
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting virtually and/or participate at www.proxydocs.com/PALI

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J.D. Finley and Donald Williams (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Palisade Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

PALISADE BIO

Palisade Bio, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR PROPOSALS 1 AND 2

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three directors to hold office until the 2025 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director's earlier death, resignation or removal.				
		FOR	WITHHOLD		
	1.01 J.D. Finley	☐	☐		FOR
	1.02 Donald Williams	☐	☐		FOR
	1.03 Margery Fischbein	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR

You must register to attend the meeting virtually and/or participate at www.proxydocs.com/PALI
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date